Exhibit 99.3

                MUTUAL OF AMERICA CAPITAL MANAGEMENT CORPORATION
                         POLICY STATEMENT AND PROCEDURES
                             REGARDING PROXY VOTING

                            Adopted on: July 31, 2003

                                Policy Statement

It is the policy of Mutual of America Capital Management Corporation (the "Corporation"), with respect to assets under its management where it has voting authority:

1. To vote all proxies in the best interests of its clients and in accordance with applicable investment policies, restrictions and limitations, to vote all proxies so as to maximize the economic value of the shares held by such clients.

2. To vote all proxies in accordance with the duly adopted voting policies of such clients where such policies are applicable.

3.    To comply with the Procedures set forth below.

4. To provide disclosure to clients of the within policies and procedures, to disclose how clients may obtain information on how their proxies were voted, and to maintain or cause to be maintained all records of such proxy voting as are, and for the periods, required by law.

                                   Procedures

1. Proxies will be voted based upon and consistent with criteria established herein as same may be amended in writing by the Proxy Committee from time to time and the voting standards attached hereto ("Voting Standards"). Only a Senior Vice President or higher ranking officer shall be authorized to execute proxies except that a service provider may be engaged to process and execute proxies pursuant to and subject to these procedures.

2. A Proxy Committee consisting of the President and one or more individuals (not to exceed five) designated by the President of the Corporation shall comprise the Committee. The Committee shall act by majority vote, but in the case of a tie vote the side receiving the vote of the President shall prevail. In the case of a Committee of two or less persons, one member shall be a quorum. In the case of the Committee consisting of three or four persons, two shall constitute a quorum, and for a Committee of five persons, three shall constitute a quorum.

3.    Records of all proxy votes will be maintained as follows:

      A. A brief description of the proxy proposal for each company in the portfolio.

      B.    The vote cast on each proposal.

      C. Each account and its holdings shall be reflected as of (or as close as possible to) the record date.

      D.    A record of any calls or other contacts made regarding a vote.

      E. A record of the reason for each vote, including whether the proxy was voted according to a specific guideline.

      F.    Notification that a proxy has not been received.

      G.    Verification   that  the  shares  listed  on  the  proxy  match  the
            Corporation's records.

      H.    The name and title of the individual voting the proxy.

      I.    A record of any Proxy Committee actions.

      Unless the Company shall have obtained a written agreement from an experienced and qualified third party to provide proxy voting and records services in compliance with all applicable laws and regulations, records of a current proxy season will be retained in the Corporation's offices until the end of the second year after the expiration of the proxy season in which the votes were made and will be retained in a readily accessible location for a period of not less than an additional three years. Proxy statements received on behalf of stock for which the Company is authorized to vote proxies may be maintained on the EDGAR system if management chooses to do so.

4. The Voting Standards which are attached hereto and incorporated herein by reference, identify proxy issues or proposals considered: (i) as not materially impacting the economic value of the stocks to which they relate ("Routine Issues") which generally, will be voted in favor of the position supported by management of the company whose stock is being voted; (ii) as materially impacting the economic value of the stock to which they relate ("Non-Routine Issues"), such as votes with respect to preemptive rights, "poison pill" proposals, mergers, spin-offs and takeovers, recapitalizations, restructurings, changes in corporate governance, adoption or amendment of compensation plans (including without limitation stock options) and other Standing Proxy Votes described below and (iii) as being issues of Corporate social responsibility or social and environmental issues in general.

5. The current Standing Proxy Vote Policy of the Company shall be to vote against anti-takeover proposals, proposals that will weaken Board oversight or corporate governance procedures, and proposals designed to entrench current management. These proposals are generally inherently adverse to the economic value of the stocks to which they relate. The Standing Proxy Vote Policy described above may be determined to be inappropriate in a particular case and action which does not comport with the Standing Proxy Vote Policy may be taken, if authorized in accordance with the following paragraph.

6. Any decisions not to vote proxies in accordance with the Voting Standards, including Routine or Non-Routine Issues, shall be submitted to the Proxy Committee for consideration of the appropriate action to take. The Proxy Committee may require a discussion with or report from the investment analyst responsible for the company whose proxy is being considered to assist in deciding how to vote in accordance with the Proxy Voting Policy. A written explanation of the reasons supporting any action taken by the

      Committee and the date the Committee decided the issue shall be maintained with the proxy voting records.

7. If a Non-Routine Issue falls into a category for which there is no Voting Standard, the Proxy Committee shall be consulted. The Proxy Committee may require a discussion with or a report from the investment analyst responsible for the company whose proxy is being considered to assist in deciding how to vote in accordance with the Proxy Voting Policy. A written explanation of the reasons supporting any action taken by the Committee and the date the Committee decided the issue shall be maintained with the proxy voting records.

8. Should a vote in accordance with the Voting Standards appear likely to produce a result inconsistent with a stated policy or limitation, or restriction established for any client's account, the President or Executive Vice President and Assistant to the President and CEO shall be notified in order to determine the appropriate action. Such action shall be presented to the Proxy Committee for ratification prior to the vote in question. The Proxy Committee can act without a meeting by consent of a majority of its members. Any action taken in such situations shall be governed by prudence and must be compatible with applicable law. Such action shall be memorialized in writing setting forth the nature of the conflict, the reasons for the action taken and the date such action was authorized.

9. The Proxy Voting Policies of unaffiliated management companies require voting on a pass-through basis, and votes of proxies received from such unaffiliated managers will be handled in accordance with this document and the Voting Standards. Upon request of clients who have assets under management by such unaffiliated managers, the Corporation will obtain and furnish to them proxy voting records of such unaffiliated managers.

10. No officer or employee of the Corporation shall act with respect to proxy votes in any instance in which a conflict of interest exists for that person in applying the Corporation's Voting Standards or fiduciary responsibilities under ERISA or other applicable laws. Any conflict of interest or questions concerning whether a conflict of interest exists, shall immediately be reported to the President. Further, in cases where there exists a material conflict of interest between the Corporation and its interests, and the economic interests of the Corporation's client owning the shares being voted, the Corporation shall strictly adhere to the Voting Standards, but where such conflict exists and the Proxy Committee is required to decide upon action as provided above, no such action shall be taken absent full disclosure to the affected client of the conflict and only if consent has been received from the client. In assessing the existence of a conflict and the suggested manner of casting a vote in a conflict situation, the recommendations of independent third parties qualified to make recommendations on proxy voting may be sought and communicated to affected clients.

      Further, it is the policy of the Corporation not to join any group for the purpose of waging a proxy contest or to trade in the securities of any corporation with the intent to effect any change in control of a corporation. Any solicitation from any person to vote proxies in any accounts shall be promptly reported to the General Counsel and Proxy Committee except for requests merely that the proxies be voted in order to achieve a quorum.

      No employee of the Corporation may discuss the Corporation's proxy votes with any person not employed by the Corporation or its client or in any way indicate how the Corporation will vote on any issue prior to the vote being cast, nor may any employee of the Corporation disclose how the Corporation has voted except as required by law or pursuant to an agreement with a proxy service provider. All information concerning the Corporation's proxy voting record shall be disclosed and furnished to clients in the manner required to comply with Rule 206(4)-6 under the Investment Advisers Act of 1940.

11. The Corporation shall comply in all respects and in a timely manner with Rule 206(4)-6 under the Investment Advisers Act of 1940, including the timely voting of proxies, the timely provision to clients of a description of the Corporation's proxy voting policies and procedures, provision of a copy of such policies and procedures to clients upon request, disclosure to clients of how to obtain information on how their securities were voted and the implementation of record keeping procedures in full compliance with Rule 204-2, retaining in the manner chosen by the Corporation (which manner shall be as permitted by Rule 204-2) for the required time periods proxy voting policies and procedures, proxy statements received regarding client securities, records of votes cast on behalf of clients, records of client requests for proxy voting information and all documents prepared by the Company which were material in making a decision on how to vote or which memorialized basis for a decision for a vote.

The Corporation adopts the following procedures to ensure compliance with the Proxy Voting Policy Statement and Procedures:

A. The President shall appoint a Compliance Officer to ensure that the Corporation is at all times in full and complete compliance with all applicable laws and regulations.

B. The Proxy Committee shall meet at least semiannually to review the voting record of all proxies, the conformity of proxy voting actions with the requirements set forth herein, and to review the actions of any and all third party service providers.

C.    The  Proxy  Committee  shall  review  the  within  policy   statement  and
      procedures on an annual basis and more frequently when warranted, and shall adopt written changes and amendments hereto as necessary.

D. The Proxy Committee shall review Corporation's compliance with the Rules promulgated by the S.E.C., including the semiannual reports on the availability of proxy voting records to its clients, and the disclosure of this document to clients.

E. To the extent it is prudent and in compliance with Rule 206(4)-6 under the Investment Adviser's Act of 1940, the Company may retain reputable and qualified third-party service providers to implement the foregoing policies and procedures.

F. It is specifically understood that the Company's clients may adopt the within Policy Statement and Procedures, as same may be amended or restated from time to time.

I hereby verify that the foregoing document has been duly adopted as the proxy voting policies and procedures of the Corporation, along with the attached Proxy Voting Standards, which replace all previously adopted statements and procedures regarding proxy voting and Voting Standards.

                                                  MUTUAL OF AMERICA
                                                  CAPITAL MANAGEMENT CORPORATION

                                                  By:
                                                     ---------------------------
                                                             President

                                                  Dated:
                                                        ------------------------

MEMORANDUM                                                    MUTUAL OF AMERICA
                                                              CAPITAL MANAGEMENT

To:   Mutual of America Investment Corporation
      Mutual of America Institutional Funds, Inc.

From: Mutual of America Capital Management Corporation

Date: October 1, 2003

Re:   Policy Statement and Procedures Regarding
      Proxy Voting ("Proxy Voting Policy")

We understand that, in connection with your obligation to comply with Rule 30b1-4 under the Investment Company Act of 1940 ("1940 Act") and the 1940 Act forms modified in conjunction therewith, you wish this Company as your adviser to: (i) permit you to adopt its Proxy Voting Policy, (ii) prepare and timely File Form N-PX for each year commencing with the 12 months ended June 30, 2004,
(iii) respond to shareholder requests in accordance with all requirements of Law and Regulation for a description of the Proxy Voting Policy, and for The Proxy Voting Record (which may be available by a toll free or collect phone line or on the fund website if there is one and on the S.E.C. website), and (iv) maintain, or cause to be maintained, all proxy voting records as required by Law and Regulation. We agree to permit your adoption of the attached Proxy Voting Policy, and we agree to assume the duties summarized herein.

We further understand that, in the event of a conflict among or between the interests of the adviser, the funds, the shareholders, the principal underwriter or any affiliated persons thereof, we will promptly notify the fund and shareholders affected and we will not cast a vote absent a written consent from the affected Fund or shareholders. The sole exception to the requirement of a written consent from the fund and affected shareholders when there is such a conflict is the case where the matter which is being voted upon falls within the Standing Proxy Vote policy set forth in paragraph 5 of the Proxy Voting Policy, and Routine Issues as described in paragraph 4 of the attached Proxy Voting policy. Routine Issues fall within standard categories developed by a disinterested third party proxy service retained by the adviser. In such case, the vote will be cast in the predetermined manner.

You may consider this document as an amendment to the Proxy Voting Policy for purposes of our providing proxy voting services to your fund and shareholders, and for purposes of adopting the Proxy Voting Policy on behalf of your funds. If there are any changes to the Proxy Voting Policy you will be notified, and no such changes shall affect you unless you agree to same.

Mutual of America Capital Management Corporation


By:
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att.